UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
April 20, 2015
GIGAMON INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35957	26-3963351
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3300 Olcott Street
Santa Clara, California 95035
(Address of principal executive offices, including zip code)
(408) 831-4000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On April 20, 2015, Gigamon Inc., a Delaware corporation (the “Company”), and Jabil Circuit, Inc., a Delaware corporation (“Jabil”), entered into a manufacturing services agreement (the “Agreement”), which amends and restates the previous manufacturing services agreement dated April 29, 2013 between the Company and Jabil, pursuant to which Jabil will continue to manufacture, test, configure, assemble, package and ship the Company’s products. The term of the Agreement is for two years commencing on April 20, 2015 and will automatically renew for additional one-year terms, unless terminated by either party by giving written notice of non-renewal at least six months before the end of the then-current term. In addition, the Agreement may be terminated (i) upon the mutual written consent of both parties, (ii) for convenience upon nine months written notice by Jabil or six months written notice by the Company, (iii) for cause upon written notice of a material breach and if the other party does not cure such breach within 30 days of such notice, (iv) immediately upon the bankruptcy or insolvency of the other party, or (v) upon a change of control of either party, subject to applicable notice periods.
The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement that is filed as Exhibit 10.1 hereto, which exhibit is filed with portions omitted and filed separately with the U.S. Securities and Exchange Commission pursuant to a request for confidential treatment.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
10.1†	Manufacturing Services Agreement dated as of April 20, 2015, between Gigamon Inc. and Jabil Circuit, Inc.
† Confidential treatment has been requested as to certain portions of this exhibit pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, which portions have been omitted and filed separately with the U.S. Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIGAMON INC.

By: /s/ Paul B. Shinn
Paul B. Shinn General Counsel
Date: April 24, 2015

EXHIBIT INDEX

Exhibit No.	Description
10.1†	Manufacturing Services Agreement dated as of April 20, 2015, between Gigamon Inc. and Jabil Circuit, Inc.
† Confidential treatment has been requested as to certain portions of this exhibit pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, which portions have been omitted and filed separately with the U.S. Securities and Exchange Commission.